UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 5, 2005

MRS. FIELDS FAMOUS BRANDS, LLC

(Exact name of registrant as specified in charter)

DELAWARE	333-115046	80-0096938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2855 East Cottonwood Parkway, Suite 400
Salt Lake City, Utah 84121-1050
801-736-5600
(Address of Principal Executive Offices and Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.02                                       TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On August 5, 2005, TCBY Systems, LLC (“TCBY”), a wholly-owned subsidiary of Mrs. Fields Famous Brands, LLC (“Mrs. Fields”), received a notice from Blue Line Distributing (“BLD”), TCBY’s principal distributor of TCBY products to its franchisees, exercising BLD’s option to terminate the Food Packaging Distribution Agreement between BLD and TCBY, dated November 14, 2002 (the “Distribution Agreement”).  The Distribution Agreement is included as Exhibit 10.55 to Mrs. Fields’ Registration Statement on Form S-4 (File No. 333-115046), as amended.

The effective date of the termination, as provided by the Distribution Agreement, shall be February 1, 2006, 180 days from the date that TCBY received the notice.  Notwithstanding the notice of termination, the parties have commenced negotiations about distribution of TCBY’s product by BLD under amended or new terms.  TCBY will also be exploring other distribution options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MRS. FIELDS FAMOUS BRANDS, LLC

/s/ Michael Ward
Michael Ward
Executive Vice President and General Counsel

Date:  August 11, 2005